Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(283,859)
Unrealized Gain (Loss) on Market Value of Futures	(3,540,430)
Dividend Income	247
Interest Income	234
ETF Transaction Fees	700
Total Income (Loss)	$(3,823,108)

Expenses
General Partner Management Fees	$11,069
Professional Fees	2,201
Brokerage Commissions	408
Prepaid Insurance Expense	271
NYMEX License Fee	221
Non-interested Directors' Fees and Expenses	176
Total Expenses	14,346
Expense Waiver	(1,060)
Net Expenses	$13,286
Net Income (Loss)	$(3,836,394)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$18,814,576
Additions (100,000 Shares)	1,448,286
Net Income (Loss)	(3,836,394)

Net Asset Value End of Month	$16,426,468
Net Asset Value Per Share (1,200,000 Shares)	$13.69

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612